Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Lincoln National Corporation (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 29, 2008	/s/ Dennis R. Glass
Name: Dennis R. Glass
Title: President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required under Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.